1166 Avenue of the Americas
New York, NY 10036

Special Blackout Notice

To: Directors & Section 16 officers of Marsh & McLennan Companies, Inc. (the “Company”), and the
Securities and Exchange Commission (the “SEC”)

From: Connor Kuratek, Deputy General Counsel and Chief Compliance Officer, Marsh McLennan

Date: June 24, 2024

For: Notice of Blackout Period Under the Marsh & McLennan Companies 401(k) Savings &
     Investment Plan & Marsh & McLennan Agency 401(k) Savings & Investment Plan (As Required by
Rule 104 Under SEC Regulation Blackout Trading Restriction)

This notice is to inform you of an impending “blackout period” for transacting in the Company’s common stock, $1.00 par value, (together with any derivative security thereof including options or units, “MMC Stock”), due to the transition of the Marsh & McLennan Companies 401(k) Savings & Investment Plan and the Marsh & McLennan Agency 401(k) Savings & Investment Plan (together, the “Plans”) to Alight Solutions, LLC (“Alight”).

The additional restrictions during this period are imposed on the Company’s directors and officers who are subject to Section 16 of the Securities Exchange Act of 1934, as amended, by Section 306(a) of the Sarbanes-Oxley Act of 2002 and SEC Regulation Blackout Trading Restriction (such regulation, “BTR”, and such restricted individuals, the “Restricted Individuals”).

Under Sarbanes-Oxley Act of 2002 and SEC Regulation BTR, you generally will be prohibited from effecting any direct or indirect transactions in MMC Stock that you acquired in connection with your service or employment as a director or Section 16 officer of the Company.

If you engage in a transaction that violates these rules, you may be required to disgorge your profits from the transaction, and you may also be subject to civil and criminal penalties.

The BTR Blackout Period is expected to begin on July 26, 2024 at 4:00 p.m. Eastern Time and is expected to end during the calendar week of August 12, 2024. If there is a change to the beginning date or the length of the BTR Blackout Period, Marsh McLennan will provide you with notice of such adjustment as soon as reasonably practicable.

You may obtain, without charge, the actual beginning and ending dates of the BTR Blackout Period (during the blackout period and for a period of two years after the ending date of the blackout period) and answers to other inquiries about the BTR Blackout Period, by contacting Connor Kuratek, Deputy General Counsel, Chief Compliance Officer and Corporate Secretary, Marsh & McLennan Companies, at 1166 Avenue of the Americas, New York, New York, 10036, phone: 212-345-8796 or connor.kuratek@mmc.com.

Reasons for BTR Blackout Period and Plan Transactions to be Suspended

The Plans will be transitioned from the recordkeeping platform of Transamerica to the recordkeeping platform of Alight. The BTR Blackout Period is necessary to administratively transfer the individual accounts, including those accounts with MMC Stock, onto the new recordkeeping platform. As a result of this migration, each Plan’s participants and beneficiaries, among other things, will be unable to direct or diversify assets, including MMC Stock.

Because participants and beneficiaries in the Plan will be unable to direct or diversify assets, including MMC Stock during the BTR Blackout Period, Marsh McLennan’s directors and Section 16 officers will be subject to the trading restrictions imposed under Section 306(a) of the Sarbanes-Oxley Act of 2002 for the duration of the BTR Blackout Period.

In accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 and SEC Regulation BTR, the Restricted Individuals are prohibited during the BTR Blackout Period from, directly or indirectly, purchasing, selling or otherwise acquiring or transferring MMC Stock that was acquired in connection with your service or employment as a director or executive officer. Please note the following:

•Prohibited transactions are not limited to those involving your direct ownership, but include any transaction in which you have a pecuniary interest (for example, transactions by your immediate family members living in your household).

•There are exemptions for certain transactions including gifts, scheduled deliveries of MMC Stock pursuant to outstanding equity award grants, and other non-discretionary “automatic” transactions, such as acquisitions and dispositions pursuant to 10b5-1 plans.

•Although you are permitted to engage in transactions involving MMC Stock that were not acquired in connection with your service or employment as a director or officer, there is a presumption that any such transactions are prohibited unless you can identify the source of the shares and show that you used the same identification for all related purposes, such as tax reporting and disclosure requirements.

These restrictions apply regardless of whether you participate in either Plan.

Because of the complexity of the regulations and the severity of the penalties and other remedies, please contact me before engaging in any transaction involving MMC Stock during the BTR Blackout Period.

Thank you.